Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHANTICLEER HOLDINGS, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 2008, AT 9:14 O'CLOCK A.M.

3113795 8100

120117509

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9339499

DATE: 02-02-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:17 AM 07/16/2008
FILED 09:14 AM 07/16/2008
SRV 080788690 - 3113795 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

> "FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 200,000,000, all of which shall be shares of Common Stock, par value $.0001 per share.
>
> Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one tenth (1/10) of a share of common stock, par value $.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one tenth (1/10) (the "Reverse Stock Split"). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 228 (by written consent of the stockholders) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on this 16th day of July, 2008.

CHANTICLEER HOLDINGS, INC.

By: [signature]
Name: Michael D. Pruitt
Title: Chief Executive Officer